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                                  EXHIBIT 1.1
                    ARTICLES OF INCORPORATION OF REGISTRANT
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                           ARTICLES OF INCORPORATION
                                       OF
                         AUL AMERICAN SERIES FUND, INC

     The undersigned, whose office address is One American Square, Indianapolis, Indiana, being an adult over eighteen years of age, does hereby form a corporation under the General Laws of the State of Maryland.

                                   ARTICLE I
                                      NAME

     The name of the corporation (hereinafter referred to as the "Corporation") shall be AUL American Series Fund, Inc.

                                   ARTICLE II
                                    PURPOSES

     The purposes for which the Corporation is formed are:

     (a) To engage generally in the business of an open end investment company of the management type, as defined in the Investment Company Act of 1940 (the "1940 Act"), and in connection therewith to invest, reinvest, own, hold and trade in securities of all types and to issue redeemable securities; and

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     (b)  In  general,  to carry on any other  lawful  business  and to have and
          exercise  all  the  rights,   powers  and  privileges  conferred  upon
          corporations by the laws of the State of Maryland as in force from time to time.

     The Corporation shall have the power to conduct and its business, or any part thereof, and to have one offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland, in any other states, territories, districts, of the United States, and in any or all foreign countries. The foregoing clauses shall be construed both as objects and powers and shall not be held to limit or restrict in any manner the general powers of the Corporation.


                                  ARTICLE III
                      PRINCIPAL OFFICE AND RESIDENT AGENT



     The post office address of the principal office of the Corporation in Maryland is 32 South Street, Baltimore, Maryland 21202 The name and address of the resident agent of the Corporation in Maryland are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.


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                                   ARTICLE IV
                                  CAPITAL STOCK

     Section 4.1 TOTAL NUMBER OF SHARES. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is one hundred million shares of common stock, with a par value of $ 001 per share (the "Shares"), having an aggregate par value of One Hundred Thousand Dollars.

     Section 4.2 AUTHORIZATION OF STOCK ISSUANCE. The Board of Directors may authorize the issuance and sale of capital stock of the Corporation, including stock of any class or series, from time to time in such amounts and on such terms and conditions as the Board of Directors shall determine, subject to any limits required by then applicable law All shares shall be issued on a fully paid and nonassessable basis.

     Section 4.3 CLASSES OF STOCK. Subject to the authority of the Board of Directors to reclassify any unissued shares, forty million of the Shares may be issued in the following classes, each class consisting of the number of shares and having the designations indicated:

                    Equity Portfolio Common Stock            10 Million

                    Bond Portfolio Common Stock              10 Million

                    Money Market Portfolio Common Stock      10 Million


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                    Managed Portfolio Common Stock           10 Million

     The Board of Directors may classify the balance of sixty million Shares in such initial classes, or in any new class or classes and may reclassify any unissued Shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Shares, and pursuant to such classification or reclassification to increase or decrease the number of authorized Shares of stock or Shares of any existing class or series of Stock.

     Section 4.4 RELATIVE RIGHTS PREFERENCES AND RESTRICTIONS. The Shares of each class (subject to power of the Board of Directors to reclassify unissued shares) and any Shares of any other class that may from time to time be established and designated by the Board of Directors (unless the Board of Directors expressly provides otherwise3 shall have the following relative preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

     (a) INVESTMENT OBJECTIVES. The assets belonging to each class shall constitute a portfolio which shall be invested by the Corporation in accordance with the

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          investment objectives duly established therefor from time to time.

     (b) ASSETS BELONGING TO CLASSES. All consideration received by the Corporation for the issue or sale of Shares of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class for all purposes, subject only to the liabilities belonging to that class, and shall be so recorded upon the books of account of the Corporation. All such assets, together with any Other Assets allocated to that class as provided in the following sentence, are herein referred to as "assets belonging to" that class. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class (collectively "Other Assets"), such Other Assets shall be allocated by or under the supervision of the Board of Directors, to and among any one or more of the classes established and designated from time to time in such manner and on such



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          basis as the Board of Directors, in  its  sole  discretion, deems fair and equitable; and any Other Assets so allocated to a particular class shall belong to that class. Any such allocation by the Board of Directors shall be conclusive and binding for all purposes.


     (c) LIABILITIES BELONGING TO CLASS. The assets belonging to each particular class shall be charged with the liabilities of the Corporation pertaining to that class, including all expenses, costs, charges and reserves attributable to that class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. All such liabilities are herein referred to as
          "liabilities belonging to" that class. Any such allocation of liabilities by the Board of Directors shall be conclusive and binding for all purposes.

     (d) INCOME. The Board of Directors shall have full discretion, to the extent not inconsistent with the


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          General  Laws of the State of Maryland  and the 1940 Act, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding.

     (e) DIVIDENDS. Dividends on Shares of a particular class may be paid with such frequency, in such forms and in such amounts as the Board of Directors may from time to time determine. If paid in Shares of a Class, any such dividend shall be paid at the net asset value of the Shares as determined pursuant to subsection 4.4(h). Dividends on Shares of a class may be accrued daily or otherwise, after providing for actual and accrued liabilities belonging to that class, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine. All dividends on Shares of a particular class shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such class.


     (f) LIQUIDATION. In the event of the liquidation or dissolution of the Corporation, the stockholders of each class that has been established and designated and is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors,

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

          the excess of the assets belonging to that class over the liabilities belonging to that class. The holders of Shares of any class shall not be entitled thereby to any distribution upon liquidation of any other class. The assets so distributable to the stockholders of any particular class shall be distributed among such stockholders in proportion to the number of Shares of that class held by them and recorded on the books of the Corporation.


     (g) REDEMPTION BY STOCKHOLDER. Each holder of Shares of a particular class shall have the right to require the Corporation to redeem all or any part of the Shares of that class standing in the name of such holder on the books of the Corporation at the redemption price per Share then in effect. The redemption price of Shares shall be equal to the net asset value per Share of that class, determined in accordance with subsection 4.4(h), less such redemption charge, if any, as is determined by the Board of Directors. Redemption shall be conditional upon the Corporation having funds legally available therefor. Payment of the redemption price shall be in cash, provided, however, that if the Board of Directors determines that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may make payment wholly or partly in


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          portfolio  securities  or in other  assets  belonging  to the class of
          Shares being redeemed.

          Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of Shares of any class to require the Corporation to redeem Shares of that class during any period or at any time when and to the extent permissible under the 1940 Act.

          Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock of the Corporation, or of any class or series, owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not being limited to (l) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

          Shares of any class or series which have been redeemed shall constitute authorized but unissued shares


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          subject to classification  and  reclassification  as provided in these
          Articles of Incorporation.

     (h) VALUATION. Subject to the requirements of applicable law, the Board of Directors may, in its absolute discretion, establish the basis or method, timing and frequency for determining the value of assets belonging to each class or series and for determining the net asset value of each Share of each class or series for purposes of sales, redemptions, repurchases or otherwise. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may establish procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each stockholder of that class or series in amounts sufficient to maintain the designated constant Share value.


     (i) Equality Each Share of each particular class shall represent an equal proportionate interest in the assets belonging to that class (subject to the liabilities belonging to that class), and each Share of

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          each particular  class  shall  be equal  to each  other  Share of that class.

     (j) CONVERSION OR EXCHANGE RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Board of Directors shall have the authority to provide that the holders of Shares of any class shall have the right to convert or exchange such Shares into Shares of one or more other classes in accordance with such requirements and procedures as may he established by the Board of Directors.


     (k) FRACTIONAL SHARES. The Corporation may issue and sell fractions of Shares having pro rata all the rights of full Shares, including, without limitation, the right to vote and to receive dividends, but excluding the right to receive a certificate evidencing a fractional Share and wherever the words "Share" or "Shares" are used in these Articles or in the Bylaws, they shall be deemed to include fractions of Shares, unless the context clearly indicates that only full Shares are intended.



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                                   ARTICLE V

                                     VOTING

     Section 5.1 GENERAL PROVISIONS. On each matter submitted to a vote of the stockholders, each holder of a Share shall be entitled to one vote for each Share standing in his name on the books of the Corporation, irrespective of the class thereof, and all outstanding Shares of all classes shall vote as one class; provided, however, that as to any matter with respect to which a separate vote of any class is required by the Maryland General Corporation Law or the 1940 Act and rules thereunder as determined by the Board o Directors, in its sole discretion, only the holders of Shares the one or more affected classes shall be entitled to vote. Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a designated proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise required by the 1940 Act, or as otherwise provided in these Articles of Incorporation; provided that, to the extent consistent with applicable law, the Bylaws may provide for authorization to be by the vote of a proportion less than a



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majority of the votes of the  Corporation  or of a class or series.

     Section 5.2 QUORUM. The presence in person or by proxy of the holders of one-third of the Shares of stock of the Corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders. except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the Shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

                                   ARTICLE Vl
                                   DIRECTORS

     Section 6.1 NUMBER OF DIRECTORS. Prior to the issuance of stock, the number of directors of the Corporation shall be five and after the issuance of stock shall be as provided in the Bylaws, provided that the Bylaws may, subject to the limitations of the Maryland General Corporation Law, fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by these Articles or the Bylaws within limits set by the Bylaws and to fill vacancies created by an increase in the number of directors. Unless otherwise provided by the


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Bylaws,  the  directors  of the  Corporation  need  not be  stockholders  of the
Corporation. The names of the directors who will serve until the first annual meeting and until their successors are elected and qualify are:

                                James W Murphy
                                James P. Shanahan
                                Ronald D. Anderson
                                H. Raymand Swenson
                                Leonard D Schutt

     Section 6.2 REMOVAL OF DIRECTORS. Subject to the limits of the 1940 Act and unless otherwise provided by the Bylaws, a director may be removed, with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

     Section 6.3 LIABILITY OF DIRECTORS AND OFFICERS.

     (a) To the fullest extent permitted by the Maryland General Corporation Law and the 1940 Act, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to

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          any act or omission which occurred prior to such amendment or repeal.

     (b) In performance of his duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the General Laws of the State of Maryland. A person who performs his duties in accordance with the standards of
          Article 2-405.1 of the Maryland General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

     Section 6.4 POWERS OF DIRECTORS. In addition to any powers conferred herein or in the Bylaws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the Bylaws, exercise the full extent of powers conferred by the General Laws of the State of Maryland or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the Bylaws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

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     (a)  to make,  alter,  amend or repeal  from time to time the Bylaws of the
          Corporation except as otherwise provided by the Bylaws;

     (b)  subject to  requirements  of the 1940 Act and the General  Laws of the
          State of Maryland, to authorize the Corporation to enter into contracts with any person, including any firm, corporation, trust or association in which a director, officer, employee or stockholder of the Corporation may be interested. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the board of directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any person (including its affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including


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

          other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable; and


     (c) to authorize from time to time the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

     Section 6.5 DETERMINATIONS BY BOARD OF DIRECTORS. Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the General Laws of the State of Maryland shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each class and series.

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                                  ARTICLE VII

         PROVISIONS FOR DEFINING, LIMITING AND REGULATING THE POWERS OF
               THE CORPORATION AND THE DIRECTORS AND STOCKHOLDERS

     Section 7.1 LOCATION OF MEETINGS. Offices and Books. Both directors and stockholders may hold meetings within or without the State of Maryland and abroad, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland and abroad at such places as the directors shall determine.

     Section 7.2 MEETINGS OF STOCKHOLDERS. Except as otherwise provided in the Bylaws, in accordance with the applicable law, the Corporation shall not be required to hold an annual meeting of stockholders in any year Election of directors, whether by the directors or by stockholders, need not be by ballot unless the Bylaws so provide.

     Section 7.3 INSPECTION OF RECORDS. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books for the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulations, not contrary to the General Laws of the State of Maryland, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

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     Section 7.4 INDEMNIFICATION.  The Corporation, including its successors and assigns, shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted, and in accordance with the procedures required, by the General laws of the State of Maryland and the 1940 Act. The Bylaws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner,
trustee,   employee  or  agent  of  another  foreign  or  domestic  corporation.
partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Section 7.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of


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Incorporation  shall  impair the  rights of any person  arising at any time with respect to events occurring prior to such amendment.

     Section 7.5 WHOLLY-OWNED SUBSIDIARIES. The Corporation may own all or any portion of the securities of, make loans to, or contribute to the costs or other financial requirements of any company which is wholly owned by the Corporation or by the Corporation and by one or more other investment companies and is primarily engaged in the business of providing, at cost, management, administrative or related services to the Corporation or to the Corporation and other investment companies.

     Section 7.6 REFERENCES TO STATUTES, ARTICLES AND BYLAWS. All references herein to statutes, to these Articles of Incorporation or to the Bylaws shall be deemed to refer to those statutes, Articles or Bylaws as they are amended and in effect from time to time.

                                  ARTICLE VIII
                                   Amendment

     The Corporation reserves the right from time to time to alter, amend or repeal any provisions contained in these Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters contract rights of any outstanding Shares, at any time in the manner now or



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hereafter  prescribed  by the laws of the  State  of  Maryland,  and all  rights conferred herein upon the Corporation's stockholders, directors and officers are granted subject to such reservation.

     IN WITNESS  WHEREOF,  the  undersigned  incorporator of AUL American Series
Fund,  Inc.  who  executed  the  foregoing  Articles  of  Incorporation   hereby
acknowledges the same to be his act.

     Dated this 26th day of July, 1989.


/s/ Richard A. Wacker
---------------------
Richard A. Wacker